EXHIBIT 24(a)


                      CONSENT OF INDEPENDENT AUDITORS


GENERAL MOTORS ACCEPTANCE CORPORATION:

We consent to the incorporation by reference in this Registration
Statement of General Motors Acceptance Corporation on Form S-3 of the report of Deloitte & Touche dated February 9, 1994, appearing in the Annual Report on Form 10-K of General Motors Acceptance Corporation for the year ended December 31, 1993, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
- -------------------------
DELOITTE & TOUCHE LLP

Detroit, Michigan
October 5, 1994